Exhibit 99.1

Fly-E Group, Inc. Announces Pricing of $6.94 Million Public Offering

NEW YORK, June 2, 2025 (GLOBE NEWSWIRE) -- Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes, and electric scooters, today announced the pricing of its public offering of 28,595,553 shares of common stock (the “Common Stock”) and 57,191,106 warrants (the “Warrants”) to purchase Common Stock (including shares of Common Stock underlying warrants) at a public offering price of $0.2428. Each share of Common Stock is being sold together with two Warrants, with each Warrant to purchase one share of Common Stock. Each Warrant is exercisable immediately with an exercise price equal to 120% of the offering price ($0.2913 per share), and expires on the fifth anniversary of the issuance date, subject to certain adjustments.

The offering is expected to close on or about June 3, 2025, subject to the satisfaction of customary closing conditions. Gross proceeds to the Company, before deducting placement agent’s fees and other offering expenses, are expected to be approximately $6.94 million. The Company intends to use the net proceeds of this offering for purchase of inventory and production costs of its vehicles and working capital.

American Trust Investment Services, Inc. is acting as exclusive placement agent in connection with the offering.

The securities above are being offered pursuant to a registration statement on Form S-1, as amended, (File No. 333-286678) which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 15, 2025. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may also be obtained from American Trust Investment Services, Inc., 1244 119th St, Whiting, Indiana 46394, by telephone at (219) 473-5542 or by email at info@amtruinvest.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes and electric scooters under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” in the Registration Statement on Form S-1, as amended for this offering and the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on June 28, 2024. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com